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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                               State or Other Jurisdiction of
          Name of Subsidiary                   Incorporation or Organization
         --------------------                  ------------------------------
Tower Realty Operating Partnership, L.P.                 Delaware
Tower Equities Management, Inc.                          Delaware
286 Madison, L.P.                                        New York
290 Madison, L.P.                                        New York
292 Madison, L.P.                                        New York
2800 Associates, L.P.                                    Delaware
2800 GP LLC*                                             Delaware
2800 I LLC*                                              Delaware
5750 Associates, L.P.                                    Delaware
Corporate Center Associates, L.P.                        Delaware
Corporate Tower Center, GP LLC*                          Delaware
East Broadway 5151, L.P.                                 Delaware
Magnolia Associates, L.P.                                Florida
Maitland Associates, Ltd.                                Florida
Maitland West Associates, L.P.                           Florida
Mineola UPREIT, LLC                                      Delaware
Tower 45 Associates Limited Partnership                  New York
Tower Madison GP LLC*                                    Delaware
Tower Mineola, L.P.                                      Delaware
Tower Orlando GP LLC*                                    Delaware
Tower QRS No. 1 Corp.                                    Delaware
Tower QRS No. 3 Corp.*                                   Delaware
Tower QRS No. 4 Corp.*                                   Delaware

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                                                 State or Other Jurisdiction of
       Name of Subsidiary                        Incorporation or Organization
       ------------------                        ------------------------------

          Tower GP LLC*                                          Delaware

         * To be organized in connection with the Formation Transactions prior to consummation of the Offering.